Exhibit 99.2

ENTERPRISE PRICES $1.7 BILLION PRINCIPAL AMOUNT OF

JUNIOR SUBORDINATED NOTES

Houston, Texas (Monday, August 7, 2017) – Enterprise Products Partners L.P. (NYSE: EPD) today announced that its operating subsidiary, Enterprise Products Operating LLC (“EPO”), has priced a public offering of two series of junior subordinated notes comprised of $700 million aggregate principal amount of Junior Subordinated Notes D due August 16, 2077 (the “non-call 5 notes”) and $1.0 billion aggregate principal amount of Junior Subordinated Notes E due August 16, 2077 (the “non-call 10 notes”). Enterprise Products Partners L.P. will guarantee both series of junior subordinated notes on a subordinated, unsecured basis under an unconditional guarantee. Settlement of this offering is expected to occur on August 16, 2017.

The non-call 5 notes will be redeemable at EPO’s option, in whole or in part, on one or more occasions, on or after August 16, 2022 at 100% of their principal amount, plus any accrued and unpaid interest thereon, and will bear interest at a fixed rate of 4.875% per year up to, but not including, August 16, 2022. From, and including August 16, 2022, the non-call 5 notes will bear interest at a floating rate based on a three-month LIBOR rate plus 298.6 basis points (2.986%), reset quarterly.

The non-call 10 notes will be redeemable at EPO’s option, in whole or in part, on one or more occasions, on or after August 16, 2027 at 100% of their principal amount, plus any accrued and unpaid interest thereon, and will bear interest at a fixed rate of 5.25% per year up to, but not including, August 16, 2027. From, and including August 16, 2027, the non-call 10 notes will bear interest at a floating rate based on a three-month LIBOR rate plus 303.3 basis points (3.033%), reset quarterly.

Citigroup Global Markets Inc., Barclays Capital Inc., Mizuho Securities USA LLC and MUFG Securities Americas Inc. acted as joint book-running managers for the offering. An investor may obtain a free copy of the prospectus as supplemented by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, EPO or any underwriter or dealer participating in this offering will arrange to send a prospectus as supplemented to an investor if requested by contacting Citigroup Global Markets Inc. at (800) 831-9146, Barclays Capital Inc. at (888) 603-5847, Mizuho Securities USA LLC at (866) 271-7403, or MUFG Securities Americas Inc. at (877) 649-6848.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described in this press release, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

Enterprise Products Partners L.P. is one of the largest publicly traded partnerships and a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and petrochemicals. Our services include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage and import and export terminals; crude oil gathering, transportation, storage and terminals; petrochemical and refined products transportation, storage and terminals; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems. Our assets include approximately 50,000 miles of pipelines; 260 million barrels of storage capacity for NGLs, crude oil, refined products and petrochemicals; and 14 billion cubic feet of natural gas storage capacity.

This press release includes “forward-looking statements” as defined by the United States Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events, developments or transactions that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we do not intend to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts: Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745

Rick Rainey, Media Relations (713) 381-3635

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